POWER OF ATTORNEY
         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard Claiden, Vincent B. Tritto and Nicole Stansell the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:
1.
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Primus Guaranty, Ltd. (the "Company"), Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the United States Securities and Exchange Commission ("SEC")), Form 3, Form 4 and Form 5 and any successor forms adopted by the SEC, as may be required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, Form 4 or Form 5 and timely file such form with the SEC and any stock exchange or similar authority; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, is necessary or desirable to facilitate implementation of the foregoing.
         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
         This Power of Attorney supersedes any previous versions of the same, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing.  Notwithstanding the foregoing, this Power of Attorney shall be automatically revoked with respect to any attorney-in-fact in the event such attorney-in-fact is no longer affiliated with the Company or its affiliates.
         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th  day of November, 2010.
             By:__/S/ Christopher N. Gerosa
             Name:  Christopher N. Gerosa